EXHIBIT 21.1

LIST OF SUBSIDIARIES OF

LKQ CORPORATION

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of 12/31/10)

Subsidiary	Jurisdiction	Assumed Names
1005263 Ontario Inc.	Ontario
1206627 Ontario Inc.	Ontario
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
1646239 Ontario Inc.	Ontario
1681332 Ontario Inc.	Ontario
1710697 Ontario Inc.	Ontario
Accu-Parts LLC	New York
Action Recycled Auto Parts (1997) Ltd.	Manitoba
Akron Airport Properties, Inc.	Ohio
American Recycling International, Inc.	California	Pick A Part Auto Dismantling
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford; ARSCO
AT PAC West Auto Parts Enterprise	British Columbia
Budget Auto Parts U-Pull-It, Inc.	Louisiana
City Auto Parts of Durham, Inc.	North Carolina
Collision Parts Specialists Inc.	Ontario
Cross Canada Auto Body Supply (West) Limited	Ontario
Cross Canada Auto Body Supply Limited	Ontario
Damron Holding Company, LLC	Delaware	LKQ North Florida; LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
DAP Trucking, LLC	Florida
Distribuidora Hermanos Copher Internacional, SA	Costa Rica
Double R Auto Sales, Inc.	Florida
G&A Bumpers Service Ltd.	Ontario
Greenleaf Auto Recyclers, LLC	Delaware	Saturn Wheel Company; Heartland Aluminum; Profromance Powertrain
Hermanos Copher Internacional, SA	Guatemala
KAI China LLC	Delaware
KAIR IL, LLC	Illinois
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries BC, Inc.	British Columbia
Keystone Automotive Industries CDN, Inc.	Ontario
Keystone Automotive Industries FL, Inc.	Florida
Keystone Automotive Industries MN, Inc.	Minnesota
Keystone Automotive Industries Nevada, Inc.	Nevada
Keystone Automotive Industries ON, Inc.	Ontario
Keystone Automotive Industries QC, Inc.	Quebec
Keystone Automotive Industries Resources, Inc.	Delaware
Keystone Automotive Industries TN, Inc.	Tennessee
Keystone Automotive Industries, Inc.	California	Transwheel, Coast to Coast International
Kwik Auto Body Supplies, Inc.	Massachusetts
LKQ 1st Choice Auto Parts, LLC	Oklahoma
LKQ 250 Auto, Inc.	Ohio
LKQ A&R Auto Parts, Inc.	South Carolina
LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More; LKQ of Arizona
LKQ Apex Auto Parts, Inc.	Oklahoma	LKQ Self Service Auto Parts - Oklahoma City

LKQ Atlanta, L.P.	Delaware	LKQ Carolina
LKQ Auto Parts of Central California, Inc.	California	LKQ Valley Truck Parts
LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee
LKQ Auto Parts of North Texas, Inc.	Delaware
LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas
LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando
LKQ Auto Parts of Utah, LLC	Utah
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store; LKQ Automotive Core Services
LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast; LKQ Plunks Truck Parts & Equipment - West Monroe
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
LKQ Broadway Auto Parts, Inc.	New York	LKQ Buffalo
LKQ Canada Auto Parts Inc.	Ontario
LKQ Canada ULC	Alberta
LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida
LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida
LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida
LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida
LKQ Crystal River, Inc.	Florida	LKQ Fort Myers
LKQ Delaware LLP	Delaware
LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem
LKQ Foster Auto Parts Westside LLC	Oregon
LKQ Foster Auto Parts, Inc.	Oregon	LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking
LKQ Gorham Auto Parts Corp.	Maine
LKQ Great Lakes Corp.	Indiana	LKQ Star Auto Parts
LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas	LKQ Fleet Solutions
LKQ Holding Co.	Delaware
LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas
LKQ Management Company	Delaware
LKQ Metro, Inc.	Illinois
LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage; LKQ of Oklahoma City; LKQ of NW Arkansas
LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto
LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend
LKQ of Michigan Inc.	Michigan
LKQ of Nevada, Inc.	Nevada
LKQ of Tennessee, Inc.	Tennessee
LKQ Online Corp.	Delaware
LKQ Ontario LP	Ontario
LKQ Penn-Mar, Inc.	Pennsylvania	LKQ Thruway Auto Parts
LKQ Plunks Truck Parts & Equipment—Jackson, Inc.	Mississippi
LKQ Powertrain, Inc.	Delaware
LKQ Raleigh Auto Parts Corp.	North Carolina
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts
LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina; LKQ Richmond; LKQ East Carolina; LKQ Self Service East NC
LKQ Savannah, Inc.	Georgia
LKQ Self Service Auto Parts-Holland, Inc.	Michigan
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan

LKQ Self Service Auto Parts-Memphis LLC	Tennessee
LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma
LKQ Smart Parts, Inc.	Delaware
LKQ Southwick LLC	Massachusetts
LKQ Taiwan Holding Company	Illinois
LKQ Tire & Recycling, Inc.	Delaware
LKQ Trading Company	Delaware
LKQ Triplett ASAP, Inc.	Ohio	LKQ Heavy Truck-Goody’s
LKQ U-Pull-It Auto Damascus, Inc.	Oregon	LKQ U-Pull-It Damascus
LKQ U-Pull-It Tigard, Inc.	Oregon
LKQ West Michigan Auto Parts, Inc.	Michigan
LKQ Trucks and Parts de Mexico S. de R.L de C.V.	Mexico
Michael Auto Parts, Incorporated	Florida
P.B.E. Specialties, Inc.	Massachusetts
Paint Circuit Auto Body Supply	Ontario
Pick-Your-Part Auto Wrecking	California
Potomac German Auto South, Inc.	Florida
Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Heavy Truck-Maryland
Pull-N-Save Auto Parts, LLC	Colorado	LKQ Pull-N-Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver
Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California
Scrap Processors, LLC	Illinois
Speedway Pull-N-Save Auto Parts, LLC	Florida	LKQ Self Service Auto Parts of Daytona, LLC
Supreme Auto Parts, Inc.	Pennsylvania
U-Pull-It, Inc.	Illinois
U-Pull-It, North, LLC	Illinois